SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 27, 2005

Citizens South Banking Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.       Entry into a Definitive Material Agreement.

          On December 27, 2005, the Compensation Committee of the Board of Directors of Citizens South Banking Corporation (the “Company”) amended the Company’s 1999 Stock Option Plan and 2003 Stock Option Plan (the “Plans”) to eliminate “Limited Rights” from the Plans and any other feature that grants an option holder the right to receive a cash settlement of an option in circumstances that are not within the sole discretion of the Company. The Board determined to adopt these amendments in response to a recent interpretation of FAS 123(R) that would require reclassification as a “liability” and subsequent mark-to-market accounting for any option or other award the settlement of which, in cash, is not in the sole discretion of the issuer of the option. Pursuant to Instruction 2 of Item 601(b)(10) of Regulation S-K, the amendments to the Plans will be filed as exhibits to the Company’s Annual Report on Form 10-K.

Item 9.01.       Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	None

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: January 3, 2006	By:	/s/ Kim S. Price

Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins

Gary F. Hoskins
Chief Financial Officer